EXHIBIT 99.3

                           AVIS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                       MAY 31, 1996 AND FEBRUARY 29, 1996
                                 (In thousands)

                                   (Unaudited)


                                                        May 31,    February 29,
                                                         1996          1996
                                                     ---------------------------
                    ASSETS

Cash and cash equivalents ........................   $    75,122    $    49,326
Accounts receivable, net .........................       152,224        144,842
Due from affiliated company ......................        44,098         75,635
Prepaid expenses .................................        45,755         40,227
Vehicles, net ....................................     2,330,630      2,064,943
Property and equipment, net ......................       150,538        146,429
Other assets .....................................       165,881        176,368
Cost in excess of
  fair value of net assets acquired ..............       503,037        506,683
                                                     -----------    -----------

     Total assets ................................   $ 3,467,285    $ 3,204,453
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable .................................   $   205,443    $   181,920
Accrued liabilities ..............................       195,371        200,870
Current and deferred income taxes ................        36,959         36,339
Public liability and property damage .............       208,692        205,698
Debt .............................................     2,262,223      2,043,143
Due to affiliated company ........................       122,002        122,111
Redeemable preferred stock .......................        72,412         72,409
Redeemable portion of common stock ...............       295,465        295,482
Unearned compensation ............................      (261,702)      (263,024)
Participating convertible preferred stock ........       132,000        132,000
Common stock .....................................           290            290
Additional paid in capital .......................       217,445        215,644
Treasury stock ...................................      (102,269)      (102,252)
Retained earnings ................................        79,120         62,095
Foreign currency equity adjustment ...............         3,834          1,728
                                                     -----------    -----------

Commitments and contingencies

     Total liabilities and stockholders' equity ..   $ 3,467,285    $ 3,204,453
                                                     ===========    ===========


 See accompanying notes to the consolidated financial statements.

                           AVIS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MAY 31, 1996 AND
                                  MAY 31, 1995
                                 (In thousands)

                                   (Unaudited)



                                                           Three Months Ended
                                                       -------------------------

                                                         May 31,        May 31,
                                                           1996           1995
                                                       ---------      ----------

Revenues .........................................     $ 496,994      $ 394,258
                                                       ---------      ---------

Cost and expenses:
  Direct operating ...............................       210,611        167,225
  Vehicle depreciation ...........................        90,746         84,208
  Vehicle lease charges ..........................        36,924         34,446
  Selling, general and administrative ............        79,288         49,393
  Interest .......................................        37,971         34,456

Unrealized foreign exchange loss .................                           62

Amortization of unearned compensation -
  Employee Stock Ownership Plan ..................         3,951          3,951

Amortization of cost in excess of fair value of net
assets acquired and other intangibles ............         4,178          4,056
                                                       ---------      ---------

Income before income taxes and preferred
  stock dividends ................................        33,325         16,461

Provision for income taxes .......................        14,280         10,706
                                                       ---------      ---------

Net income .......................................        19,045          5,755

Preferred stock dividends ........................        (2,017)        (2,192)
                                                       ---------      ---------

Income available for common shares ...............     $  17,028      $   3,563
                                                       =========      =========



 See accompanying notes to the consolidated financial statements.

                                   AVIS, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE THREE MONTHS ENDED MAY 31, 1996
                                 (In thousands)

                                   (Unaudited)




                                                                        Participating
                                                                         Convertible
                                                      Common Stock     Preferred Stock
                                                  -----------------   -----------------                          Foreign
                                                          Additional         Additional  Treasury                currency
                                                   Par     paid-in     Par    paid-in      stock      Retained   equity
                                                  value    capital    value   capital    (at cost)    earnings   adjustment
                                                  -----   ---------   -----  ----------  ----------   ---------  ----------


Balance March 1, 1996 .........................   $ 290   $ 215,644   $  98  $ 131,902   $(102,252)   $  62,095  $   1,728

Net income for the three months ended
   May 31, 1996 ...............................                                                          19,045

Tax benefit of ESOP income tax deductions
  for the three months ended May 31, 1996 .....               1,784

Foreign currency equity adjustment for the
  three months ended May 31, 1996 .............                                                                       2,106

Payment of common and preferred stock dividends                                                          (2,017)

Change in redeemable portion of common stock ..                  17

Purchase of treasury stock (1,381 shares) .....                                                (17)

Appropriation for amortization of discount
  from redemption value of preferred stock ....                                                              (3)
                                                 ------   ---------  ------  ---------   ---------    ---------   ---------

Balance May 31, 1996 ..........................  $  290   $ 217,445  $   98  $ 131,902   $(102,269)   $  79,120   $   3,834
                                                 ======   =========  ======   =========  =========    =========   =========

 See accompanying notes to the consolidated financial statements.


                           AVIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE THREE MONTHS ENDED MAY 31, 1996 AND MAY 31, 1995
                                 (In thousands)
                Increase (decrease) in cash and cash equivalents

                                   (Unaudited)

                                                              Three Months Ended
                                                            ----------------------
                                                             May 31,      May 31,
                                                               1996        1995
                                                            ----------   ---------
Net cash provided by operating activities ...............   $ 149,485    $ 104,437

Cash flows from investing activities:
    Payments for vehicle additions ......................    (734,439)    (454,963)
    Proceeds received  from vehicle sales ...............     408,981      351,445
    Payments for additions to property and equipment, net      (8,276)      (8,749)
                                                            ---------    ---------
Net cash used in investing activities ...................    (333,734)    (112,267)

Cash flows from financing activities:
    Increase in debt and due to affiliated company ......     214,518       25,281
    Increase in deferred debt issuance costs ............         (56)        (391)
    Payment of preferred stock dividends ................      (2,017)      (2,192)
    Purchase of treasury stock ..........................         (17)        (977)
    Increase in unearned compensation ...................      (2,629)
                                                            ---------    ---------
Net cash provided by financing activities ...............     209,799       21,721

Effect of exchange rate changes on cash .................         246          (72)
                                                            ---------    ---------

Net increase in cash and cash equivalents ...............      25,796       13,819
Cash and cash equivalents at beginning of period ........      49,326       36,643
                                                            ---------    ---------
Cash and cash equivalents at end of period ..............   $  75,122    $  50,462
                                                            =========    =========

Supplemental disclosure of cash flows information:
    Cash paid during the period for:
      Interest ..........................................   $  29,997    $  26,224
      Income taxes ......................................       3,539        2,157

     Disclosure of accounting policy: For purposes of reporting cash flows, the Company considers deposits and short-term investments with an initial maturity of three months or less to be cash equivalents. The effect of unrealized foreign currency revaluations on the assets and liabilities of foreign foreign subsidiaries has been eliminated. Changes in vehicles and vehicle related accounts are included in the cash flows from investing activities. See accompanying notes to the consolidated financial statements.

                           AVIS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          MAY 31, 1996 AND MAY 31, 1995

                                   (Unaudited)

Note 1 - Organization and Significant Accounting Policies

     In 1987, the trust for the Employee Stock Ownership Plan (ESOP) of Avis, Inc. (the Company) acquired all the outstanding common stock of Avis, Inc. This transaction has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the purchase price has been allocated based on the estimated fair value of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the Company's net assets is included in "Cost in excess of fair value of net assets acquired" on the consolidated balance sheet.

     The Company's primary business is the rental of automobiles. The consolidated financial statements include the accounts of all majority-owned subsidiaries of Avis, Inc. combined with related accounts of the ESOP and Prime Vehicles Trust. Intercompany accounts and transactions among Avis, Inc., its subsidiaries, the ESOP and Prime Vehicles Trust (Vehicle Trust) have been eliminated. During the year ended February 29, 1996, the Company acquired the rights to the name and certain assets of Agency Rent A Car, Inc., a company primarily engaged in the insurance replacement car rental business. Investments in associated companies in which the Company has a 20 percent or greater interest are accounted for under the equity method of accounting. Generally accepted accounting principles require the use of estimates, which are subject to change, in the preparation of financial statements. Certain amounts of the prior period have been reclassified for comparability.

     The unaudited interim financial statements at May 31, 1996 and for the three months ended May 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles, and in the opinion of the Company include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim period.

Note 2 - Gain on Sale of Leasehold Right

     In April, 1996 the Company sold a leasehold right and recognized a pre-tax gain of approximately $4.4 million.

Note 3 - Vehicles

     Vehicles are stated at cost, net of accumulated depreciation as follows (in thousands):
                                                     May                 May
                                                  31, 1996             31, 1995
                                                ----------          -----------

Vehicles ...............................        $ 2,663,301         $ 2,056,855
Accumulated depreciation ...............           (332,671)           (214,332)
                                                -----------         -----------
                                                $ 2,330,630         $ 1,842,523
                                                ===========         ===========

     Included in vehicles are vehicles acquired under long-term capital leases of $25,795,000 and $42,992,000 (net of accumulated depreciation of $59,138,000 and $41,941,000) at May 31, 1996 and May 31, 1995, respectively.

Vehicles also include vehicles held for sale as follows (in thousands):

                                                       May                May
                                                     31, 1996           31, 1995
                                                     --------          ---------
Vehicles held for sale .....................         $ 31,423          $ 17,884
Accumulated depreciation ...................           (4,827)           (2,219)
                                                     --------          --------
                                                     $ 26,596          $ 15,665
                                                     ========          ========

     Depreciation   expense   recorded  for  vehicles   was   $104,986,000   and
$89,384,000, net of a gain on disposal of vehicles of $14,240,000 and $5,176,000 for the three months ended May 31, 1996 and May 31, 1995, respectively.

Note 4 - Income Taxes

     The provision (benefit) for income taxes is comprised of the following (in thousands):
                                                           Three Months Ended
                                                       ------------------------
                                                        May 31,         May 31,
                                                           1996           1995
                                                       ---------      ---------
Current:

   State .........................................      $    546       $    252
   Foreign .......................................         1,568          2,112
                                                        --------       --------
                                                           2,114          2,364
                                                        --------       --------
Deferred:

   Federal .......................................        11,282          6,956
   Foreign .......................................           884          1,386
                                                        --------       --------
                                                          12,166          8,342
                                                        --------       --------
Provision for income taxes .......................        14,280         10,706

Less:     Federal tax benefit of ESOP income tax
          deductions credited to stockholders'
          equity under SFAS No. 109 ..............        (1,784)        (1,912)
                                                        --------       --------
                                                        $ 12,496       $  8,794
                                                        ========       ========

     The Company derives an income tax deduction for dividend distributions to the ESOP. The ESOP repays the same amount to the Company to reduce the ESOP debt due to the Company.

     The effective income tax rate varies from the federal statutory income tax rate due to the following:

                                                          Three Months Ended
                                                       ------------------------
                                                         May 31,        May 31,
                                                           1996           1995
                                                        ---------       --------

Statutory U.S. federal income tax rate ...............     35.0%          35.0%
Tax effect of foreign operations  ....................      1.9            1.5
Amortization of cost in excess of net
  assets acquired and other intangibles ..............      3.5            5.9
Foreign dividends and withholding tax ................      0.6           21.3
State income taxes, net of federal
  tax benefit ........................................      0.9            0.9
Other ................................................      1.0            0.4
                                                          -----         ------
    Provision for income taxes .......................     42.9           65.0
                                                          -----         ------
Tax benefit of ESOP income tax
  deductions credited to stockholders'
      equity under SFAS No. 109                            (5.4)         (11.6)
                                                          ------        -------

Effective income tax rate ....... ....................     37.5%          53.4%
                                                          ======        =======


Note 5 - Subsequent Event

     On August 23, 1996, the Company signed a definitive agreement with HFS Incorporated for the acquisition of the Company by HFS for approximately $800 million (including the assumption of certain liabilities). The closing of the acquisition is subject to certain events and conditions including fleet financing, regulatory approvals and the favorable vote of the Company's shareholders. The transaction is expected to close in October 1996.